EXHIBIT 23

STIFEL FINANCIAL CORP.
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-60516 of Stifel Financial Corp. and subsidiaries on Form S-8 of our report dated June 25, 2004, appearing in this Annual Report on Form 11-K of Stifel, Nicolaus Profit Sharing 401(k) Plan for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri
June 28, 2004